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                                   EXHIBIT 5.1

                       OPINION OF GERRISH & MCCREARY, P.C.



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                    [LETTERHEAD OF GERRISH & MCCREARY, P.C.]
                          700 Colonial Road, Suite 200
                            Memphis, Tennessee 38117
                            Telephone: (901) 767-0900
                           Telecopier: (901) 684-2339

June 1, 2005


Smithtown Bancorp, Inc.
100 Motor Parkway, Suite 160
Hauppauge, New York 11788

Re:     Legality of Securities to be Issued

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration by Smithtown Bancorp, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Act"), of up to 100,000 shares of the Company's Common Stock, no par value (the "Shares"), to be issued by the Company pursuant to the exercise of awards under the Company's Restricted Stock Plan ("Awards"). The shares will be sold or transferred in the manner set forth in the Registration Statement on Form S-8 ("Registration Statement") that is being filed under the Act with respect to the offering of the shares.

In connection with the offering of the shares, we have examined (1) the Company's Articles of Incorporation and amendments filed thereto, (2) the Registration Statement, (3) the Smithtown Bancorp Restricted Stock Plan (the "Plan"), and (4) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact independently established, we have relied upon statements of officers of the Company.

Based on this examination, we advise you that, in our opinion, the shares to be issued upon exercise of Awards have been duly authorized and, when issued by the Company in the manner described in the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York and we express no opinion as to the effect of the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the prospectus delivered pursuant to Form S-8 to this firm under the caption "Legal Matters" as having passed upon the validity of the shares. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

Very truly yours,

/s/ Gerrish & McCreary, P.C.